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                                                                    EXHIBIT 10.3

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, entered into this _____ day of ____________, _____, by and between L.C.B. INVESTMENTS, L.L.C., an Indiana Limited Liability Company (hereinafter referred to as "Owner") and LAFAYETTE COMMUNITY BANK, INC., an Indiana Corporation (hereinafter referred to as "Lessee"),

         WITNESSETH THAT Owner and Lessee, in consideration of their mutual undertakings, agree as follows:

         1. Premises. Owner hereby leases to Lessee and Lessee hereby leases from Owner real estate commonly known as 2 North Fourth Street, located at Lafayette, Tippecanoe County, Indiana, which consists of approximately 8,000 square feet located on two floors together with the right and privilege to use the walks, driveways and parking areas surrounding the building, all hereinafter referred to as the "Leased Premises".

         2. Term of Lease. The original term shall commence on the _____ day of ____________, 2000, and shall end five (5) years thereafter ("original termination date") unless sooner terminated.

         3. Renewal Option. Lessee shall have the option to renew this Lease for two (2) additional five (5) year terms by giving written notice of its intention to renew One Hundred Twenty (120) days prior to expiration of any prior term. In the event a continuing lease is not negotiated between Owner and Lessee prior to One Hundred Twenty (120) days prior to its original termination date, the Owner shall have the right, during the 120 day period and thereafter, to display "for lease" signs upon the premises and to freely exhibit the leased premises to any prospective lessees.

         4. Rental. The base monthly rent during the five (5) years of the original term of this Lease shall be Six Thousand Five Hundred Dollars ($6,500.00) per month. If the Lessee exercises any renewal options, the rent shall be increased for such renewal term in direct proportion to the increase in the Consumer Price Index from January 1, 2000 to date of renewal for Urban Wage Earners and Clerical Workers (1967=100) For All Items, relating to the City of Chicago area, published by the Bureau of Labor Statistics of the U.S. Department of Labor.


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                  Any fractional part of a month included under the terms of this Lease shall be pro-rated, and all rent shall be payable in advance on the first day of each month during the term hereof. There shall be a late payment penalty of five percent (5%) of the amount of the late installment of rent commencing on the 6th day after rent is due. In addition to the late payment penalty, delinquent rent shall bear interest at the rate of eighteen percent (18%) per annum, together with attorney fees if the default and breach of this Lease is pursued by Court proceedings. Lessee's Liability to pay rent or perform any other promise under this Lease Agreement shall be without relief from valuation or appraisement laws.

         5. Additional Rental Obligations. Lessee shall reimburse Owner a sum equal to the property taxes assessed for the buildings and land used by Lessee. Owner shall make the computation annually at the time the taxes are assessed and shall furnish a computation of taxes and a copy of the tax statement to Lessee. Lessee shall pay to Owner one-half of its annual tax obligation on or before May 1st and one-half on November 1st of each year.

         6. Use of Premises. The Leased Premises shall be used by Lessee for lawful purposes only, and in a careful, proper and lease-like manner, and shall be kept clean and sanitary.

                  No auction, fire, bankruptcy, liquidation or "going out of business" sales may be conducted on the Leased Premises without the written consent of the Owner.

                  All refuse shall be stored in dumpster outside the building and it shall be removed at regular intervals at Lessee's expense. Lessee shall not burn any refuse of any kind in or about the building.

                  Lessee shall not install any exterior lighting or plumbing fixtures, shades or awnings, or any exterior decoration or painting, or build any fences or make any changes to the front of the building without the written consent of Owner, which consent shall not be unreasonably withheld.

         7. Maintenance of Leased Premises. Lessee shall provide all interior and exterior maintenance to the Leased Premises, including trash removal. Lessee shall provide snow removal for all parking and drive areas of the Leased Premises.


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                  Owner shall keep and maintain the roof and structural portions of the exterior walls of the Leased Premises, unless such maintenance is a result of negligence on the part of Lessee. Owner shall not be responsible for damage to windows, doors, window and door frames, and plate glass, unless such damage is a result of structural failure or negligence on the part of the Owner. Lessee shall be responsible for any repairs and/or replacement costs associated with the plumbing, electrical and heating, ventilation and air-conditioning system (HVAC) within the Leased Premises.

         8. Furniture and Fixtures. Lessee shall have the privilege of installing any furniture and fixtures necessary in the conduct of its business and the same shall remain the property of Lessee provided it is removed by Lessee before the end of the original term of this Lease, or any renewal or extensions thereof. In the event any damage is done to the Leased Premises in the removing of the furniture and fixtures, Lessee shall make such repairs as are necessary to restore the Leased to their original condition and, if Lessee fails to do so, Owner may make such repairs and be entitled to immediate reimbursement by the Lessee for the cost of such repairs.

         9. Alterations. Lessee shall make no alterations (including the attachment of any fixtures) in, on or about the Leased Premises without the consent of Owner in writing, which consent shall not be unreasonably withheld. Any such alterations or improvements shall become the property of Owner, except for Trade Fixtures which Lessee shall be entitled to remove.

         10. Signs and Advertising. No sign, advertising or notice shall be inscribed, affixed or displayed on any part of the outside or the inside of the building, except as approved in writing in advance by Owner, which approval shall be not unreasonably withheld, and then only in such place, number, size, color and style as approved by Owner. All signage must be in compliance with the Tippecanoe County Zoning Ordinance.

         11. Damage or Destruction. If the Leased Premises are partially damaged by fire or other casualty, excepting that caused by negligence of the Lessee, they shall be repaired by Owner in a prompt and reasonable manner, and abatement shall be made from the rent corresponding with the time during which and the extent to which the Leased Premises cannot be used by Lessee.

         12. Liability for Injury to Person or Property. Lessee agrees to indemnify and save harmless Owner from any and all claims, demands or suits for property damage, or personal


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injury, or death, arising out of Lessee's use and occupancy of the Leased
Premises and Lessee's use of the driveways, sidewalks and parking areas surrounding the Leased Premises, including but not limited to any environmental problems chat are caused by or related to Lessee's occupancy of the Leased Premises as a gasoline related provider; provided, however, that this shall not be construed as obligating Lessee to maintain or repair anything except his sign and the interior of the building, nor make Lessee liable under this Lease for any damage, personal injury, or death caused by improper maintenance or repair of any part of the Leased Premises, except the interior of his building.

                  Lessee hereby agrees to obtain public liability insurance protecting Owner and Lessee against all claims, demands, suits or liabilities in a sum not less than Two Million Dollars ($2,000,000) for bodily injury, including death, to one or more persons, and not less than One Million Dollars ($1,000,000) for damage to property. Such insurance shall be carried in some good reliable insurance company to be approved by Owner, and a certificate of insurance shall be furnished to Owner showing Owner as an "additional insured" and specifying that such policy shall not be canceled unless Owner is given fifteen (15) days notice in writing by the insurance company.

                  In addition, Lessee shall carry casualty insurance on all improvements in the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) or in lesser or greater amounts as may be agreed from time to time between Lessee and Owner. Said insurance shall name Owner and any mortgagee as additional insureds as their respective interests appear and Lessee shall furnish verification of such insurance to Owner.

         13. Assignment of Lease or Sub-letting of Leased Premises. Lessee shall not assign this Lease, or any part thereof, and shall not rent or sublet the whole or any part of the Leased Premises without the written consent of Owner, which consent shall not be unreasonably withheld. Any assignment, renting or sub-letting shall not release Lessee from any part of its obligation.

         14. Utilities, Operating Expenses and Taxes. Lessee shall promptly pay all charges for utilities, including meter deposits, and all running and operating expenses, including personal property taxes.


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         15. Payment and Discharge of Liens Created by Lessee. Lessee covenants and agrees to pay and discharge all liens and obligations created or incurred by Lessee, of any and every kind and nature whatsoever, which shall attach to, or be imposed on, the Leased Premises. Upon failure of Lessee to pay and discharge any such lien or obligation within thirty (30) days, Owner may pay and discharge same and add the amount of the costs thereof to the rent due hereunder on the first rental payment date following the date of such payment.

         16. Entry on Leased Premises by Owner. Lessee agrees to permit Owner, or its agents or representatives, to enter upon the Leased Premises or any part thereof at all reasonable hours for the purpose of examining and inspecting the same, or making repairs or alterations, as may be necessary for the safety or preservation thereof.

         17. Cost of Enforcing Lease. The Lessee shall pay all reasonable costs, charges, attorney's fees and expenses incurred by Owner in enforcing any of the terms of this Lease. In the event of litigation, the prevailing party shall be entitled to recover all reasonable costs, charges, attorney's fees and expenses incurred in enforcing any covenant, agreement and/or condition contained in this Lease, unless such charges and expenses are incurred in any dispute wherein the Owner and Lessee are in agreement and have a dispute with a third party.

         18. Vacating Leased Premises at End of Term and Return in Good Condition. At the expiration of the term of this Lease, Lessee shall give peaceable possession of the Leased Premises to the Owner in as good condition as at the date of commencement of the term, usual wear excepted. Upon termination of this Lease, unless otherwise agreed to by Owner, Lessee shall remove all underground tanks and replace any pavement disturbed by such removal. Also, Lessee shall furnish written proof to Owner that the soil in the are of any petroleum tank is clean and contains no contaminants.

         19. Effect of Holding Over. The holding over by Lessee shall not operate to renew this Lease without the written consent of Owner.

         20. Personal Property Abandoned by Lessee. In the event of the termination of this Lease for any cause or in the event of the abandonment, vacation or surrender of the Leased Premises, any personal property of Lessee remaining upon the Leased Premises shall be deemed to have been permanently abandoned and may be used or disposed of by Owner as Owner shall deem fit.


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         21. Compliance with Governmental Rules and Regulations. The Lessee shall comply with, at Lessee's cost and expense, all laws, ordinances, rules, regulations, orders and requirements of governmental authorities having the jurisdiction over the Leased Premises.

         22. Mortgage Subordination. Owner reserves the right to request and obtain from Lessee a subordination of Lessee's lien in favor of any first mortgage lien thereafter arising which may become necessary or desirable from time to time to Owner in the future and Lessee, upon request for same, agrees to execute at any and all times such instruments that may be reasonably required by any lender or prospective first mortgagees in order to effectuate such a subordination of Lessee's lien. It is a condition, however, of the subordination and lien provisions herein provided that Owner shall procure from any such mortgagees an agreement in writing which shall be delivered to Lessee, providing that so long as Lessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage, and mortgagee agrees that this Lease shall remain in full force and effect even though default in the mortgage may occur.

         23. Eminent Domain. If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the terms of this Lease shall cease and terminate at the date of title vesting in such proceeding and all rentals shall be paid up to that date and neither party shall have a claim against the other party for the value of any unexpired term of this Lease. If any part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of Lessee, then the terms of this Lease shall cease and terminate as of the date of title vesting in such proceeding and Lessee shall have no claim against Owner for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for the business of Lessee, then Owner shall promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect except that the monthly rent shall be reduced in proportion to the reduction in gross area of the Leased Premises. All damages awarded or compensation paid for any such taking or conveyance shall belong to and be the property of Owner, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised Leased Premises; provided, however, that Owner shall not be entitled to any portion of award
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or payment made to Lessee for loss of business and depreciation of and cost of removal of merchandise and trade fixtures.

         24. Default or Breach. Each of the following events shall constitute a default or breach of this Lease by Lessee:

         1. If Lessee, or any successor or assignee of Lessee, while in possession of the Leased Premises, shall file a Petition in Bankruptcy or insolvency or for reorganization under any Bankruptcy Act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make assignment for the benefit of creditors.

         2. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within ten days after the institution or appointment.

         3. If Lessee shall fail to pay Owner any rent when due or shall fail to pay Owner any additional rent within thirty (30) days after notice by Owner to Lessee of such additional rent.

         4. If Lessee shall fail to perform or comply with any of the conditions of this Lease and if the nonperformance shall continue for a period of thirty (30) days, hereinafter referred to as the "notice period", after notice thereof by Owner to Lessee or, if the performance cannot be reasonably had within the notice period, or if the Lessee shall not in good faith have commenced performance within-the-notice period and shall not diligently proceed to completion of performance.

         5.       If Lessee shall vacate or abandon the Leased Premises.

         6. If Lessee fails to take possession of the Leased Premises on the term commencement date, or within thirty (30) days after notice that the Leased Premises are available for occupancy if the term commencement date is not fixed herein or shall be deferred as herein provided.

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         25. Effect of Default. In the event of any default hereunder, as set forth in the preceding section, the rights of Owner shall be as follows:

         1. Owner shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than thirty (30) days notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

         2. Owner may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term or condition required hereby to be performed by Lessee, and Owner shall have the right to enter the Leased Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Owner shall not be deemed to waive or release the default of Lessee or the right of Owner to take any action as may be otherwise permissible hereunder in the case of any default.

         3. Owner may re-enter the Leased Premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Owner at the expense of Lessee. After re-entry, Owner may terminate the Lease on giving ten (10) days written notice of termination to Lessee. Without the notice, re-entry will not terminate the Lease. On termination, Owner may recover from Lessee all damages proximately resulting from the breach, including the costs of recovering the Leased Premises and the worth of the balance of this Lease over the reasonable rental value of the Leased Premises for the remainder of the lease term, which sum shall be immediately due Owner from Lessee.

         4. After re-entry, Owner may relet the Leased Premises or any part thereof for any term without terminating the Lease, at the rent and on the terms as Owner may chose. Owner may make alterations and repairs to the Leased Premises. The


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                  duties and liabilities of the parties if the Leased Premises are relet as provided herein shall be as follows:

                  1. In addition to Lessee's liability to Owner for breach of the Lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Owner under the new lease agreement and the rent installments that are due for the same period under this Lease.

                  2. Owner shall apply the rent received from reletting the Leased Premises (1) to reduce the indebtedness of Lessee to Owner under the Lease, not including indebtedness for rent; (2) to expenses of the reletting and alterations and repairs made; (3) to rent due under this Lease; or (4) to payment of future rent under this Lease as it becomes due. If the new Lessee does not pay a rent installment promptly to Owner, and the rent installment has been credited in advance of payment of the indebtedness of Lessee other than rent, or if rentals from the new Lessee have been otherwise applied by Owner as provided for herein and during any rent installment period are less than the rent payable for the corresponding installment period under this Lease, Lessee shall pay Owner the deficiency, separately for each rent installment deficiency period, and before the end of that period. Owner may at any time after a reletting terminate the Lease for the breach on which Owner had based the re-entry and subsequently relet the Leased Premises.

         5. After re-entry, Owner may procure the appointment of a receiver to take possession and collect rents and profits of the business of Lessee. The receiver may carry on the business of Lessee and take possession of the personal property used in the business of Lessee, including inventory, trade fixtures and furnishings, and use them in the business without compensating Lessee. Proceedings for appointment of a receiver by Owner, or the appointment of a receiver and the conduct of the business of Lessee by the receiver shall not terminate and forfeit this Lease unless Owner has given written notice of termination to Lessee as provided herein.
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         26. Waiver. The failure of Owner to insist upon the strict performance of the terms of this Lease, or to exercise any options herein conferred, shall not constitute a waiver of Owner's right to thereafter enforce any such terms or options, but the same shall continue in full force and effect.

         27. Notices. Notices and demands by either party must be given by Certified Mail, postage prepaid, addressed to the Owner at P.O. Box 708, Lafayette, Indiana, 47902, or to the Lessee at 2 North 4th Street, Lafayette, Indiana, 47901 subject to the right of either to designate a new address by a proper notice in writing.

         28. Law of Indiana Governs. The laws of the State of Indiana shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not effect or impair any other provision.

         29. Binding Heirs, Executors, Successors and Assigns. This Lease shall be binding upon the parties hereto, and their legal heirs, executors, administrators, successors and assigns.

         30. Entire Agreement and Definition. This Lease embodies the entire agreement between the parties hereto relative to the subject matter hereof, and shall not be modified, changed or altered in any respect except in writing. Where more than one party shall be Lessees under this Lease, the word "Lessee" whenever used in the Lease shall be deemed to include all parties-Lessee jointly and severally. Where more than one building is included and described as part of the "Leased Premises" under this Lease, the word "building" whenever used in this Lease shall be deemed to include all buildings.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LAFAYETTE COMMUNITY BANK, INC.                        L.C.B. INVESTMENTS, L.L.C.


By:                                                   By:
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